Exhibit 2(b)


                                  LIST OF
                                 SCHEDULES
                                    to

                       Agreement and Plan of Merger
                                dated as of
                              August 3, 1995


Schedule 3.1 Organization of Southern Pacific Rail Corporation ("Southern Pacific")

Schedule 3.2             Capitalization of Southern Pacific

Schedule 3.4             Consents and Approvals: No Violations by Southern
                         Pacific

Schedule 3.6             Absence of Certain Changes relating to Southern Pacific

Schedule 3.7             No Undisclosed Liabilities of Southern Pacific

Schedule 3.9             Employee Benefit Plans of Southern Pacific; ERISA

Schedule 3.11            No Default by Southern Pacific

Schedule 3.12            Taxes

Schedule 3.14            Assets; Real Property of Southern Pacific

Schedule 3.15            Environmental Matters of Southern Pacific

Schedule 3.16            Transactions with Affiliates of Southern Pacific

Schedule 5.1             Interim Operations of Southern Pacific

Schedule 5.6             Employee Benefits


* Union Pacific Corporation agrees to furnish supplementally a copy of any of the Schedules listed above to the Commission upon request.